Exhibit 10.21.15
AMENDMENT NUMBER 11 TO THE
METLIFE AUXILIARY RETIREMENT PLAN
(As amended and restated effective January 1, 2008)

The MetLife Auxiliary Retirement Plan (the “Plan”) is hereby amended, effective as of April 7, 2021, as follows:

I.Part I, Section 4.3 is hereby amended by adding the following as Subsection (f) thereof:
(f) For purposes of determining whether a Participant is entitled to a distribution, (either due to attainment of Benefit Eligibility or due to separation from service), a Participant who, in connection with the sale of Metropolitan Property and Casualty Insurance Company to Farmers Group, Inc. that was effective as of April 7, 2021 (the “MPC Closing Date”), had his or her employment transferred to Farmers Group, Inc. or any subsidiary or affiliate thereof, shall be deemed to have separated from service from the Company and all Employers as of that date. In addition, pursuant to Treasury Regulation sec. 1.409A-3(j)(4)(ix)(B), and notwithstanding any provision of the Plan to the contrary, (1) effective as of MPC Closing Date, the Plan shall be liquidated and terminated with respect to (x) each Participant who is employed by Metropolitan Property and Casualty Insurance Company as of both the MPC Closing Date and the following day and (y) each Participant who is an employee of MetLife Group, Inc. who receives an offer of employment with Farmers Group, Inc. or any subsidiary or affiliate thereof as of the MPC Closing Date, and (2) within 12 months of the MPC Closing Date and on such date or dates as shall be determined by the Plan Administrator, the entire accrued benefit of each such Participant under the Plan shall be fully paid to such Participant.
II.Part II, Section 4.3 is hereby amended by adding the following as Subsection (f) thereof:

(f) For purposes of determining whether a Participant is entitled to a distribution, a Participant who, in connection with the sale of Metropolitan Property and Casualty Insurance Company to Farmers Group, Inc. that was effective as of April 7, 2021 (the “MPC Closing Date”), had his or her employment transferred to Farmers Group, Inc. or any subsidiary or affiliate thereof, shall be deemed to have separated from service from the Company and all Employers as of that date. In addition and notwithstanding any provision of the Plan to the contrary, (1) effective as of MPC Closing Date, the Plan shall be liquidated and terminated with respect to (x) each Participant who is employed by Metropolitan Property and Casualty Insurance Company as of both the MPC Closing Date and the following day and (y) each Participant who is an employee of MetLife Group, Inc. who receives an offer of employment with Farmers Group, Inc. or any subsidiary or affiliate thereof as of the MPC Closing Date, and (2) within 12 months of the MPC Closing Date and on such date or dates as shall be determined by the Plan Administrator, the entire accrued benefit of each such Participant under the Plan shall be fully paid to such Participant.
IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted in its name and behalf this 7th day of April, 2021, by its officer thereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY

By: _/s/ Andrew Bernstein______________________
Andrew J. Bernstein, Plan Administrator

ATTEST: _/s/ Celia Donald_____________________